EXHIBIT 2.2


[LETTERHEAD OF S-NET WATER INDEXES]


October 13, 2010


Van Kampen Investments Inc.
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terace, IL 60181-5555
Attn: Jack Tierney


Re: License Agreement by and between J-Net Global Indexes, LLC and Van Kampen Funds Inc., dated as of September 10, 2008 (the "Contract").


Dear Mr. Tierney:

   J-Net Global Indexes LLC, a New York limited liability company, ("J-Net") is hereby notifying Van Kampen Funds Inc. of its impending rebranding efforts regarding the Janney Water Index(es). Henceforth the Indexes will be known as the S-Network Water Index(es) and all use of previous marks referencing "Janney", "Janney Montgomery Scott" or "JMS" or any variation of these terms must cease by November 30, 2010 in all Informational Materials and in any and all other documents or materials, in both hard copy and electronic format, including Internet websites.

   Amended Exhibit A - List of J-Net Index(es), is attached hereto. All other sections of the License Agreement remain unchanged and effective, except as provided for herein.

By executing this Notice you agree that the following amendments to the Contract are incorporated into the Contract and are in full force and effect.

     On page 1 of the Contract, the definition of "J-NET Marks" is hereby amended as follows: all reference to "Janney" is deleted and replaced by "S-Network."

     Section 7(d) is hereby amended as follows: (i) all references to "Janney" are deleted and replaced by "S-Network;" (ii) all references to "Janney Montgomery Scott" are deleted and replaced by "S-Network Global Indexes LLC."

Please contact me at (917) 251-1398 if you have any questions regarding the rebranding, or if there is any additional information you require.

Sincerely,

/s/ JOSEPH A. LACORTE

Joseph A. LaCorte, President

J-Net Global Indexes LLC


Agreed,

LICENSEE:

Van Kampen Funds Inc.

By: /s/ JOHN F. TIERNEY

Name: John F. Tierney

Title: Exec. Director

                                    EXHIBIT A

                             LIST OF J-NET INDEX(ES)

Index(es)                                                          Ticker
-------------------------------------------------------------------------
S-Network Water Index[SM]                                          JGI
S-Network Water Tech Index[SM]                                     JWT
S-Network Water Works Index[SM]                                    JWW